CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Prospectus Supplement dated September 24, 1996 of our report dated January 22, 1996, on our audits of the consolidated financial statements of MBIA Insurance and Subsidiaries as of December 31, 1995 and 1994 and for the three years ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts"


                                    Coopers & Lybrand L.L.P.
September 24, 1996
New York, New York